Exhibit 31.2


I, Gregory P. Jensen, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 of WTC Industries, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

         Date October 23, 2003             By: /s/ Gregory P. Jensen
                                               --------------------------------
                                               Chief Financial Officer






























                                       5